CONSULTING AGREEMENT

THIS AGREEMENT made this 30th day of November, 1994, between AMERICAN STORES COMPANY, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 709 E. South Temple, Salt Lake City, Utah 84102, hereinafter referred to as "American", and DONALD B. HOLBROOK, of 170 South Main Street, Suite 1500, Salt Lake City, Utah 84101, hereinafter referred to as "Consultant."

WITNESSETH:

WHEREAS, American is the owner of several drug store chains and in the conducting of the store business hires numerous pharmacists; and

WHEREAS, there is not uniformity nationwide in the requirements for pharmacist degrees; and

WHEREAS, there is an effort nationwide to cause the 6-year Pharm.D. degree to be the sole accredited entry level degree for all accredited schools of pharmacy throughout the United States, hereinafter called "the Pharm.D. Project;" and

WHEREAS, American desires to engage Consultant to oppose the Pharm.D. Project, and encourage better ways, including continuing education projects, to achieve desirable quality in the practice of pharmacy.

NOW, THEREFORE, in consideration of mutual promises herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1. NATURE OF WORK. Consultant will perform consulting and advisory services on behalf of American with respect to all matters relating to or affecting the Pharm.D. Project as more fully described in Exhibit "A" attached hereto.

2. PLACE OF WORK. It is understood that Consultant's services will be rendered largely outside of American's offices, but will on request meet at American's offices in Sale Lake City or such other places as designated by American with representatives of American and others involved in the Pharm.D. Project.

3. TIME DEVOTED TO WORK. In the performance of the services, the days and times Consultant is to work on any given aspect of the project will be entirely with Consultant's control and American will rely upon Consultant to put in such number of hours as is reasonably necessary to fulfill the spirit and purpose of this Agreement, in consultation with American. Consultant shall record his time spent in fulfillment of this Agreement to assist the parties in evaluating the fairness of the fees paid hereunder.

4. PAYMENT OF FEES. American will pay to Consultant fees in the sum of a maximum of fifty-thousand Dollars ($50,000.00) for one (1) year, payable in equal quarterly installments of $12,500.00 in advance commencing December 1, 1994; provided that adjustments will be made in the fourth quarter if it appears that the total hours spent by Consultant on this project multiplied by his hourly rate will not reach $50,000.00. In addition, Consultant shall be reimbursed for all traveling and other expenses while away from the Salt Lake City area, consistent with American's standard policy on such expenses, as set forth at Exhibit "B." In the event Consultant procures the services of others as described in paragraph 7 hereof, their fees and costs shall be reimbursed directly by American.

5. DURATION. The parties hereto contemplate that this Agreement will run for one (1) year. Either party hereto may at any time notify the other that the arrangement is not to continue beyond a specified date. In the absence of any such notification this Agreement shall run for one (1) year but may be renewed for additional periods upon the mutual consent of the parties.

6. STATUS OF CONSULTANT. This Agreement calls for the performance of services of the Consultant as an independent contractor and Consultant will not be considered an employee of American for any purpose.

7. SERVICES OF OTHERS. It is understood that Consultant may need to engage the services of third parties which may include those providing legal services. Consultant shall have the right to engage such third parties upon prior written approval of the Senior Executive Vice President (Drugs) and the General Counsel.

8. REPORTING. Consultant shall have the responsibility to report on a monthly basis to a person designated by American. In the event American does not designate such person, reports shall be given to the Senior Executive Vice President (Drugs) with copies to the General Counsel.

9. ASSIGNMENT. It is understood that this Agreement may best be carried out under the auspices of the National Association of Chain Drug Stores (NACDS). The parties hereby consent to such assignment upon such time as NACDS agrees to assume the rights and responsibilities of American hereunder and to hold American harmless from any liability hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN STORES COMPANY

                              By________________________________________
                              Title_______________________________________


___________________________________________
Donald B. Holbrook

EXHIBIT A

OUTLINE
PHARM.D. PROJECTS - SCOPE OF UNDERTAKING

1.  Continuing Education Programs

a. Work with Kevin Tripp (ASC), Ken Kirk (NACDS), Texas Higher Education Coordinating Board

i.  Pilot Program

ii.  Revise ASDI Grid

b.  Raymond Gosselin - Consultant

i.  Gary Walters - Consultant, Ohio Board of Regents

ii.  Evaluate CE, using ASDI grid

c.  Letter to Board Members of AACP - Kirk Evaluation

i.  Encourage Reconsideration of Pharm.D.

ii.  Evaluate CE - See Swartz

iii.  David Maher advice and input

d.  Consult with C. C. Foxley, Commissioner of Higher Education for Utah

i.  Consider presentation to the Secretary of Education

ii.  See letter from Tennessee Education

iii.  Utah Coalition - Regent Ian Cumming

e.  Form an Alliance

i.  ASC - (David, Kevin, Don)

ii.  NACDS - (Ken Kirk)

iii.  FMI

iv.  Kroger - Etc. - Merk, see letter
f.  Consult with Chicago Dean, Jack Kessinger

i.  CE

ii.  Antitrust

iii.  Separate Accrediting

g.  Prepare a list of Regents - letter re Texas Coordinating Board

h.  Publicity re Texas decision

i.  Consult with Dean Swartz - letter 8/23/94

i.  "Talking with wrong people"

ii.  Letter encouraging further dialogue

j.  Check other academic alliances

i.  Monahan, Trustee in Massachusetts

ii.  Check letters of response to Maher letter

iii. Circulate Texas findings to interested parties with a cover letter from David Maher

k.  Call an "alliance" conference

i.  Invite all those who support our positions

ii.  Get publicity

iii.  Prepare agenda

iv.  Include Secretary of Education approach

v.  CE programs

vi.  Organize opposition at the academic level

vii. Help to show the ACPE mandate is not "accepted" by many boards, educators and employers of Pharmacists

l. Series of regional meetings with Regents, Commissioners, Licensing Boards, Members of the academic community to be arranged by local District Managers of chains
i.  Show NACDS tape

ii. Presentations, including outlines used at the ACPE Open Hearing and the meeting with AACP

2.  Secretary of Education

a.  Show the ACPE mandate is "unacceptable"

b.  Consider a separate accrediting agency for community pharmacists

c.  All members of society are being prejudiced by ACPE policies

d.  "Alliance" conference, supra

e.  Joint letter - businesses and academic interests

f.  Assistance of Senator Hatch

g.  C/R Ted Bell letter

h.  Consider a meeting in Washington

i.  Oversight hearing C/R Hatch

3.  Coordinating Committee

a.  ASC

b.  NACDS

c.  FMI

d.  Kroger

4.  Senator Hatch

a.  Staff Member Patricia Knight shows a lack of interest

i.  Involve David Lee

ii.  DBH personal contacts

b.  Response to Hatch letter

i. Even though this response was from only half of recipients of the Hatch letter, the chains did review the problem and treat the issues

c.  Oversight Hearings

i.  The findings of ABT never been refuted--focus on health care reform

ii.  ACPE only represents academic side

iii.  Practicing pharmacists ignored

iv.  Industry ignored

v.  Community pharmacists ignored

vi.  Cross-reference "Alliance Conference," item l.k. above.

d.  Senator Hatch meeting in Washington, D.C.

i.  Hatch acts as Chairman

ii.  Invite people who are supportive

iii.  Speech for Hatch on floor of Senate

iv. In connection with Health Care Reform, use Pharm.D. as an example of professional self-help through continuing education, saving millions